                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

                            -------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.


               800 Nicollet Mall
            Minneapolis, Minnesota                             55402
-------------------------------------------------   ---------------------------
   (Address of principal executive offices)                  (Zip Code)
-------------------------------------------------   ---------------------------

                                 George Davison
                         U.S. Bank National Association
                               One Federal Street
                                Boston, MA 02110
                                (617) 603-(6559)
            (Name, address and telephone number of agent for service)

                       Corrections Corporation of America
                              CCA of Tennessee, LLC
                         Prison Realty Management, Inc.
                Technical and Business Institute of America, Inc.
                              Transcor America, LLC
                             CCA International, Inc.
                         CCA Properties of America, LLC
                         CCA Properties of Arizona, LLC
                        CCA Properties of Tennessee, LLC
                          CCA Properties of Texas, L.P.
                          CCA Western Properties, Inc.
                     (Issuer with respect to the Securities)

                  Maryland                                           62-1763875
---------------------------------------------------     ------------------------------------------
(State or other jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
                organization)
---------------------------------------------------     ------------------------------------------


---------------------------------------------------     ------------------------------------------

10 Burton Hills Blvd                                                   37215
Nashville, TN
---------------------------------------------------      -----------------------------------------
         (Address of Principal Executive Offices)                   (Zip Code)
---------------------------------------------------      -----------------------------------------

                                  SENIOR NOTES



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



                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

              a) Name and address of each examining or supervising authority to which it is subject.
                           Comptroller of the Currency
                           Washington, D.C.

              b)  Whether it is authorized to exercise corporate trust powers.
                           Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                  None

ITEMS 3-15        Items 3-15 are not applicable because to the best of the
                  Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16.     LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

              1.  A copy of the Articles of Association of the Trustee.*

              2. A copy of the certificate of authority of the Trustee to commence business.*

              3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

              4.  A copy of the existing bylaws of the Trustee.*

              5.  A copy of each Indenture referred to in Item 4.
                  Not applicable.

              6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

              7. Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.



       * Incorporated by reference to Registration Number 333-67188.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 17th of January, 2006.


                                            U.S. BANK NATIONAL ASSOCIATION

                                            By:   /s/ George Davison
                                                  ------------------------------
                                                  George Davison
                                                  Title Officer



Attest Name
By:  /s/Paul Allen
     -------------------------
     Paul Allen
     Vice President








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

                                    EXHIBIT 6

                                     CONSENT


         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: January 17, 2006


                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:    /s/ George Davison
                                                   Account Manager
                                                   Title Officer

Attest Name


By:  /s/ Paul Allen
     Paul Allen
     Title Vice President

                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 9/30/2005

                                    ($000'S)

                                                                  9/30/2005
                                                                ------------
ASSETS
     Cash and Due  From Depository Institutions                 $  6,913,461
     Securities                                                   41,305,628
     Federal Funds                                                 3,300,808
     Loans & Lease Financing Receivables                         132,797,940
     Fixed Assets                                                  1,767,618
     Intangible Assets                                            10,366,321
     Other Assets                                                 10,215,546
                                                                ------------
     TOTAL ASSETS                                               $206,667,322

LIABILITIES
     Deposits                                                   $130,337,423
     Fed Funds                                                    17,257,962
     Treasury Demand Notes                                                 0
     Trading Liabilities                                             176,079
     Other Borrowed Money                                         25,506,397
     Acceptances                                                      85,177
     Subordinated Notes and Debentures                             6,661,982
     Other Liabilities                                             5,968,944
                                                                ------------
     TOTAL LIABILITIES                                          $185,993,964

EQUITY
     Minority Interest in Subsidiaries                          $  1,029,440
     Common and Preferred Stock                                       18,200
     Surplus                                                      11,804,040
     Undivided Profits                                             7,821,678
                                                                ------------
         TOTAL EQUITY CAPITAL                                   $ 20,673,358

TOTAL LIABILITIES AND EQUITY CAPITAL                            $206,667,322






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